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                                                                      EXHIBIT 11

                               AHL SERVICES, INC.

                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER-SHARE DATA)
                                   (UNAUDITED)

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
                                                             THREE MONTHS ENDED        NINE MONTHS ENDED
                                                               SEPTEMBER 30,             SEPTEMBER 30,
                                                           ---------------------     ---------------------
                                                             2000         1999         2000         1999
                                                           --------     --------     --------     --------

         Income Applicable to Common Stock:
           Net income                                      $  6,609     $  7,689     $ 11,314     $ 16,751
                                                           ========     ========     ========     ========

         Weighted Average Shares:
           Common shares                                     15,800       17,406       16,412       17,093
           Common share equivalents applicable to
             potentially dilutive stock options
             outstanding                                         61          634           76          604
                                                           --------     --------     --------     --------
           Weighted average common and common
             equivalent shares outstanding during
             the period                                      15,861       18,040       16,488       17,697
                                                           ========     ========     ========     ========

         Per Share Amount:
           Net income:
                  Basic                                    $   0.42     $   0.44     $   0.69     $   0.98
                                                           ========     ========     ========     ========
                  Diluted                                  $   0.42     $   0.43     $   0.69     $   0.95
                                                           ========     ========     ========     ========
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